EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Banc of America Preferred Funding Corporation
Address:	214 North Tryon Street Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	May 21, 2019
Issuer Name and Ticker or Trading Symbol:	ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC. (AKP)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Banc of America Preferred Funding Corporation By: /s/ Michael Jentis Name: Michael Jentis Title: Authorized Signatory Date: May 23, 2019

Item	Information
Name:	Bank of America, N.A.
Address:	100 North Tryon Street, Suite 170 Charlotte, North Carolina 28255
Date of Event Requiring Statement (Month/Day/Year):	May 21, 2019
Issuer Name and Ticker or Trading Symbol:	ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC. (AKP)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Bank of America, N.A. By: /s/ Michael Jentis Name: Michael Jentis Title: Managing Director Date: May 23, 2019

Item	Information
Name:	Blue Ridge Investments, L.L.C.
Address:	One Bryant Park New York, New York 10036
Date of Event Requiring Statement (Month/Day/Year):	May 21, 2019
Issuer Name and Ticker or Trading Symbol:	ALLIANCE CALIFORNIA MUNICIPAL INCOME FUND, INC. (AKP)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	Blue Ridge Investments, L.L.C. By: /s/ Jude Arena Name: Jude Arena Title: Authorized Signatory Date: May 23, 2019